UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 28, 2026

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 450-0008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

In connection with its underwritten offering announced today, Cibus, Inc. (“Cibus” or the “Company”) is providing the following disclosures, which update and supplement the Company’s existing business disclosures, as follows:

Company Overview

We are a leading agricultural biotechnology company that uses proprietary gene editing technologies to develop plant traits, which are specific genetic characteristics in the DNA of a plant’s seed. These plant traits, or characteristics, influence how a resulting plant functions and/or interacts with its environment.

Our Primary Business

Our primary business is the development of plant traits for some of the world’s major agricultural food crops that help address specific productivity, profitability, sustainability, or yield challenges in farming. These plant traits can be licensed to global seed companies where the licensee company will include these traits in their seed products and for which we will receive an annual royalty for seed sold, usually structured as a per-acre planted royalty. This is not a new business model as many companies have developed traits that have been added to seed products and have garnered significant royalties for their developers over many years. Importantly, farmers are well acquainted with the value of these seeds with traits. Our initial focus is on productivity traits, which can be associated with improving crop yields in the face of challenges such as weeds, pests, and diseases, can address environmental challenges with an overall reduction in the use of chemicals like fungicides, insecticides, or fertilizers, or can make crops more adaptable to environmental factors such as heat and drought in the face of climate change. In the near term, our priority pipeline program centers on Rice herbicide tolerance traits.

Our business operates within the global seed market, where management estimates that aggregate trait value across genetically modified organism (“GMO”) and non-GMO seeds globally represents approximately $12.0 billion.

Priority Programs

In June 2025, building on efficiencies from restructuring initiatives introduced in late 2024 to date, we announced further streamlining of our operational focus to preserve capital resources and concentrate our working capital expenditures on the commercial advancement of the Company’s weed management traits for Rice. On July 21, 2025, our Board of Directors approved a reduction in workforce of approximately 34 full-time employees as a pivotal step in implementing our streamlined business focus, which reduction in workforce was completed as of December 31, 2025.

We believe our Rice herbicide tolerance traits represent potential annual accessible royalties of over $200 million upon full commercialization across our initial target markets of Latin America and the United States. There are over 400 million acres of rice grown globally across five key regions (estimated: United States, 3 million acres; Latin America, 6.5 million acres; India, 120 million acres; Asia (excluding China), 60 million acres; and China, 75 million acres). Our longer term strategy targets approximately 200 million of these acres across the United Sates, Latin America, India and Asia (excluding China).

Alongside our fully company-funded Rice program, we also continue to advance our sustainable ingredients work, which includes a yeast fermentation biofragrance products program and our crop based lauric oils program, the development of which are currently partially funded and/or supported by a consumer-packaged goods partner. In 2025, we began receiving initial nominal payments associated with the ongoing commercialization efforts for our biofragrance products program. Based on management estimates regarding our expansion to additional fragrances and assumptions around peak future sales, we estimate that future annual revenue potential for the biofragrance products program could reach as high as $20-40 million over a long-term horizon.

Over the course of 2025, we implemented streamlining cost reduction actions, including rationalizing human capital resources and certain non-core facilities, which we anticipate have the potential to reduce our annual net cash usage to approximately $30.0 million or less during the course of 2026. We anticipate that such efforts will contribute toward improved cash flow and financial stability. We are in the process of completing the consolidation of our core operations in San Diego, CA while prioritizing resources on advancing our Rice programs and completing ongoing or delaying future planned non-Rice activities that are not partner-funded, such as field testing.

Opportunity Programs

While prioritizing the Company’s weed management traits for Rice and partially partner-funded sustainable ingredients (biofragrance and lauric oils) programs, we also retain the rights to the remainder of our productivity trait portfolio and will opportunistically pursue partner-funded projects in such traits until such time as our capital resources are sufficient to efficiently support a more robust development effort. Development activities to date, such as in-process field and greenhouse trials, will continue through completion.

Crop Access & Royalty Targets and Opportunities

The table below summarizes our management’s current beliefs and estimates regarding crop access and royalty targets and opportunities for our priority and opportunity programs. These statements represent forward-looking statements and their achievement is subject to numerous risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Crop	Trait	Target Initial Commercial Launch Date(1)	Principal Geographies	Estimated Trait Fees per acre per Year(2)	Estimated Cibus Peak Addressable Acres(3)		Potential Annual Addressable Royalties(4)
Rice	Weed Management (HT)	2027-2028	United States & Latin America	$30 - $50	5-7 million		>$	200 million
		2030	Asia (excluding China)	$2 - $3	60 million			$150 million
		2030-2032	India	~$2	120 million			$240 million

Canola(5)	Pod Shatter Resistance	2028	North America, Europe(7) & Australia	$5 - $7	7 million	(6)		$35 million
	Weed Management (HT)	2028		$5	20 million			$100 million
	Sclerotinia Resistance	2029		$10 - $15	30 million		>$	300 million

Soybean(5)	Weed Management (HT)	2030	United States & Latin America	$5 - $12	75 million			$375 million
	Sclerotinia Resistance	2031		$10 - $15	50 million		$	>500 million

(1)	Represents management’s estimated first commercial launch timing for a specific Cibus trait in one geography.
(2)

“Trait Fees” represent management’s assumption regarding the potential per acre fee that we may receive in respect of the applicable trait, taking into account available market information regarding competitors’ current trait fees as well as assumptions regarding competition, trait relevance and trait value in specific geographies, and potential savings to farmers, switching costs and various other factors. Because Sclerotinia resistance is expected to be the first commercial disease trait, there are no directly comparable trait fee reference points. Management estimates that the Sclerotinia resistance Trait Fee will generally align with the relevant cost of fungicide applications, which are an alternative method to manage disease. For the remaining Trait Fees, management also takes into account comparable trait fees currently payable in respect of seeds containing existing commercial traits. Actual Potential Annual Addressable Royalties, if any, could be materially different than those expressed, implied, or anticipated by the estimates presented.

(3)

“Addressable Acres” represent management’s estimate of the number of total acres for the specified geography on which seed with the specified Cibus trait will be planted, which is based on industry sources or references regarding the need for a specific trait in the specific crop and geography or specific jurisdiction, taking into account assumptions about competition, trait relevance, switching costs and adoption timeframes, and various other factors.

(4)

“Estimated Potential Annual Addressable Royalties” represents (i) management’s estimates of Addressable Acres, multiplied by (ii) management’s estimate of the Trait Fee for the specific trait for a specific crop in a specific geography.

These figures are calculated based on management estimates and assumptions, which are based on industry references and estimates of key data, such as the number of acres or percentage of total acres for which the trait would be relevant or where the applicable crop is impacted such that it would benefit from a specific trait. In each crop for each trait, the Addressable Acres may vary widely based on the trait, crop, geography or need. Our estimates of potential target market royalties also serves as our estimate of our peak sales for the specific trait and specific crop. This peak would generally be projected to occur several years after commercial availability of seed containing the applicable trait. Accordingly, such calculations should be considered illustrative.
(5)	Subject to partner funding.
(6)	Pod Shatter Resistance could also be expanded to include Latin America.
(7)

The trilogue negotiations on New Genomic Techniques (“NGTs”) in the European Union positively concluded in December 2025, marking a crucial advancement toward formal approval of new NGT legislation in the EU. The agreement reflects a framework for the development and growing of gene edited plans that are equivalent to those produced through conventional breeding. Once adopted and implemented, the framework will create two pathways for NGT plants: Category 1 Plants, which are NGT plants that could also occur naturally or through conventional breeding (excluding plants with certain excluded traits, such as herbicide tolerance traits) will be treated like conventional plants and exempted from the requirements of the European Union’s GMO legislation. For all other plants, including plants with herbicide tolerance traits, the requirements of the current GMO legislation would apply. Accordingly, access to European acres with respect to our weed management (HT) traits is expected to be constrained.

The table below summarizes the current development status of the traits for our priority and opportunity programs.

Crop	Trait	Successful Edits	Successful Greenhouse Trials	Successful Field Trials
Rice	Weed Management (HT)	Yes	Yes	Yes

Canola(1)	Pod Shatter Resistance	Yes	Yes	Yes
	Weed Management (HT)			Completed in 2025
	Sclerotinia Resistance			Yes

Soybean(1)	Weed Management (HT)	Yes(2)	Progressing	Progressing
	Sclerotinia Resistance	Progressing

(1)	Subject to partner funding.
(2)	Cibus has successfully edited a Soybean cell with edits associated with an HT trait, at an efficiency to enable further development toward a Soybean platform.

Our Technologies

Our core technology is our propriety gene editing platform called the Rapid Trait Development System™ or RTDS®. It is the underlying technology for our Trait Machine™ process, providing a standardized end-to-end, semi-automated, high-throughput gene editing system that directly edits seed companies’ elite germplasm. It is a time bound, reproducible, and predictable science-based breeding process. The RTDS can accelerate a plant breeding system, leading to a more industrialized approach to traits like herbicide tolerance (HT), which provide farmers with novel weed management solutions to increase their productivity. Over 500 patents or patents pending cover RTDS and many of our gene edited traits. We consider the Trait Machine process an important technological milestone that represents a breakthrough in the achievement of a standardized, high-throughput gene editing system that provides the speed, precision, and scale to develop a new class of high value productivity traits that is the promise of gene editing.

Gene-edited traits are importantly distinguishable from traits developed with GMO. While GMO technologies enabled major improvements in farming productivity, they have faced regulatory and adoption headwinds because of their use of foreign DNA, or transgenic material. For example, in the European Union, GMO traits were essentially banned, and imports were heavily regulated. However, in December 2025, trilogue negotiations on NGTs in the European Union positively concluded, marking a crucial advancement toward formal approval of new NGT legislation in the EU. The agreement on proposed final legislative text, which represents the final step in advancing the EU’s NGT legislation for adoption, reflects a framework for the development and growing of gene edited plants that are equivalent to those produced through conventional breeding, excluding herbicide tolerance traits that will be classified as Category 2 plants subject to the EU’s GMO legislation.

Signaling a favorable global trend, numerous regulatory agencies in the United States, Canada, Latin America, Africa, and Southeast Asia, have confirmed that our RTDS-developed trait products are non-transgenic and are not subject to heightened GMO regulation in these markets. Below is a map graphically showing Cibus management’s assessment of the global regulatory framework. As used in the map, “Regulatory Policy in Place” means that gene edited crops are regulated more similarly to conventional crops and not GMOs, “Regulatory Policy Developments” means that ongoing research regulations are in development, but no current timeline or regulatory guidance has been established, and “Policy Discussions Underway” means the regulatory status of gene editing of crops has not been favorably determined. Hash marks indicate countries with regulatory policy advanced or in place, with ongoing positive developments.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus’ operational and financial performance, Cibus’ strategy, future operations, prospects, and plans, including the anticipated regulatory environment, are forward-looking statements. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “scheduled,” “could,” “would” and “will,” or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of the Company’s management about future events, which are based on currently available information. The Company’s actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: the Company’s need for additional near term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; changes in expected or existing competition; challenges to the Company’s intellectual property protection and unexpected costs associated with defending intellectual property rights; increased or unanticipated time and resources required for the Company’s development efforts for its priority opportunities in Rice and biofragrance products and sustainable ingredients; the Company’s reliance on third parties in connection with its development activities and for commercialization; challenges associated with the Company’s ability to effectively license its productivity traits and sustainable ingredient products; the risk that farmers do not recognize the value in germplasm containing the Company’s traits or that farmers and processors fail to work effectively with crops containing the Company’s traits; delays or disruptions in the Company’s platform or trait product development efforts; the inability to identify partners to fund the Company’s non-Rice productivity trait portfolio; challenges that arise in respect of the Company’s production of high-quality plants and seeds cost effectively on a large scale; the Company’s dependence on distributions from Cibus Global, LLC to pay taxes and cover its corporate and overhead expenses; regulatory developments that disfavor or impose significant burdens on gene editing processes or products; delays and uncertainties regarding regulatory developments in the European Union; the Company’s ability to achieve commercial success; commodity prices and other market risks facing the agricultural sector; technological developments that could render the Company’s technologies obsolete; impacts of the Company’s headcount reductions and other cost reduction measures, which may include operational and strategic challenges; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates, and economic volatility and uncertainty arising from dynamic trade policies, including tariffs and retaliatory tariffs, and market reactions to such policies; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on the Company’s ability to execute on its business plan; the Company’s assessment of the period of time through which its financial resources will be adequate to support operations; and the risks and uncertainties described in “Item 1A. Risk Factors,” in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 20, 2025, as updated or supplemented from time-to-time in the Company’s subsequent reports on Forms 10-Q and 8-K filed with the SEC.

In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus’ views as of any date subsequent to the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2026
CIBUS, INC.

	By:	/s/ Peter Beetham
	Name:	Peter Beetham
	Title:	Interim Chief Executive Officer